Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Investment Trust III
333-65269
811-09037


We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
29, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-013174.